                                   EXHIBIT II

                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                                 BMP MOBILITY AG
                                 VENTURE CAPITAL

                                       AND

                  SEMICONDUCTOR LASER INTERNATIONAL CORPORATION



                          Dated as of February 5, 1999

                                TABLE OF CONTENTS

                                                                               Page No.
                                                                               --------
ARTICLE 1.
      DEFINITIONS...........................................................      1
      SECTION 1.1.Definitions...............................................      1

ARTICLE 2.
      REGISTRATION RIGHTS...................................................      4
      SECTION 2.1.Demand Registration.......................................      4
      SECTION 2.2.Piggy-Back Registration...................................      5
      SECTION 2.3.Reduction of Offering.....................................      6

ARTICLE 3.
      REGISTRATION PROCEDURES...............................................      7
      SECTION 3.1.Filings; Information......................................      7
      SECTION 3.2.Registration Expenses.....................................     11

ARTICLE 4.
      INDEMNIFICATION AND CONTRIBUTION......................................     12
      SECTION 4.1.Indemnification by the Company............................     12
      SECTION 4.2.Indemnification by Selling Holders........................     13
      SECTION 4.3.Conduct of Indemnification Proceedings....................     13
      SECTION 4.4.Contribution..............................................     14

ARTICLE 5.
      MISCELLANEOUS.........................................................     15
      SECTION 5.1.Participation in Underwritten Registrations...............     15
      SECTION 5.2.Rule 144 and 144A; Regulation S...........................     15
      SECTION 5.3.Amendment and Modification................................     15
      SECTION 5.4.Successors and Assigns; Third Party Beneficiaries.........     16
      SECTION 5.5.Entire Agreement..........................................     16
      SECTION 5.6.Headings..................................................     16
      SECTION 5.7.Notices...................................................     16
      SECTION 5.8.Governing Law; Forum; Process.............................     17
      SECTION 5.9.Consent to Jurisdiction, Waiver of Immunities.............     17
      SECTION 5.10.Recapitalization, etc....................................     17
      SECTION 5.11.Counterparts.............................................     17
      SECTION 5.12.Severability.............................................     18
      SECTION 5.13.No Prejudice.............................................     18
      SECTION 5.14.Words in Singular and Plural Form........................     18

                         REGISTRATION RIGHTS AGREEMENT


            REGISTRATION RIGHTS AGREEMENT, dated as of February 5, 1999 (this "Agreement"), between Semiconductor Laser International Corporation, a Delaware corporation (the "Company") and bmp Mobility AG Venture Capital, a German stock corporation ("Purchaser").

            WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Purchaser will acquire an aggregate of two million (2,000,000) shares of the Company's common stock (the "Common Stock"), par value $.01 per share, for an aggregate purchase price of seven-hundred-fifty thousand dollars ($750,000), and an aggregate of not less than six hundred fifty thousand (650,000) and not more than one million (1,000,000) shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock), for an aggregate purchase price of up to two million dollars ($2,000,000); and

            WHEREAS, it is a condition precedent to the purchase of the Common Stock and the Series B Preferred Stock under the Purchase Agreement that the Company provide certain registration rights to the Purchaser with respect to the shares of Common Stock purchased pursuant to the terms of the Purchase Agreement and issuable upon conversion of the Series B Preferred Stock.

            NOW, THEREFORE, in consideration on the foregoing premises and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE 1.
                                  DEFINITIONS

            SECTION 1.1.Definitions. The following terms shall have the meanings ascribed to them below:

            "Agreement" means this Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

            "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York and Berlin, Germany are authorized or obligated by law, executive order or government decree to be closed.

            "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "Common Stock" has the meaning ascribed thereto in the introduction hereof.

            "Company" has the meaning ascribed thereto in the introduction hereof.

            "Controlling Person" has the meaning ascribed thereto in Section
4.1.

            "Damages" has the meaning ascribed thereto in Section 4.1.

            "Demand Registration" has the meaning ascribed thereto in Section
2.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Holder" means any Person who now holds or shall hereafter acquire and hold Registrable Securities.

            "Indemnified Party" means an Indemnified Party as defined in Section 4.3.

            "Indemnifying Party" means an Indemnifying Party as defined in
Section 4.3.

            "Person" means any individual, entity or group, including without limitation, any corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

            "Piggy-Back Registration" has the meaning ascribed thereto in
Section 2.2.

            "Prospectus" means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

            "Purchase Agreement" has the meaning ascribed thereto in the introduction hereof.

            "Purchaser" has the meaning ascribed thereto in the introduction hereof.

            "Registrable Securities" means (i) the shares of Common Stock issued pursuant to the terms of the Purchase Agreement, (ii) the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock issued pursuant to the terms of the Purchase Agreement, and (iii) any other shares of Common Stock acquired as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events relating to the shares described in clauses (i) and (ii) above, in each case until such time as (x) a Registration Statement covering such shares of Common Stock has been declared effective by the Commission and such shares of Common Stock have been disposed of pursuant to such effective Registration Statement, or (y) such shares of Common Stock would be eligible for sale pursuant to Rule 144 under the Securities Act (or any similar provisions then in force), without regard to the volume limitations set forth in Rule 144(e), or (z) such shares of Common Stock have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such Common Stock not bearing a restrictive legend and not subject to any stop transfer or similar restrictive order and all of such Common Stock may be resold by the Person receiving such certificate without complying with the registration requirements of the Securities Act.

            "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

            "Request" has the meaning ascribed thereto in Section 2.1(a).

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a Registration Statement under the Securities Act.

            "Selling Holders' Counsel" means the counsel selected to represent the Selling Holders as set forth in Section 3.1(c).

            "Series B Preferred Stock" has the meaning ascribed thereto in the Purchase Agreement.

            "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

                                   ARTICLE 2.
                               REGISTRATION RIGHTS

            SECTION 2.1.Demand Registration.

            (a) Request for Registration. Subject to the limitations contained in this Section 2.1(a), at any time after the date hereof any Holder or Holders of an aggregate of Registrable Securities representing 25% or more of all the Registrable Securities may make written requests (individually, a "Request") to the Company for the registration of the offer and sale of some or all of the Holders' Registrable Securities under the Securities Act (such registration being hereinafter referred to as a "Demand Registration"). Subject to the penultimate sentence of Section 2.1(b), the Company shall have no obligation to effect more than two (2) Demand Registrations, including, for such purposes only, any Piggy-Back Registration offered to the Holders under Section 2.2, unless the Company is unable to include all shares requested to be included in any such registration. Any Request will specify the number of Registrable Securities proposed to be sold and the intended method(s) of disposition thereof and shall also state the firm intent of the Holder to offer Registrable Securities for sale. The Company shall give written notice of such Request within 10 days after the receipt thereof to all other Holders. Within 20 days after receipt of such notice by any such Holder, such Holder may request in writing that all or any portion of its Registrable Securities be included in such Registration Statement and the Company shall include in the Registration Statement for such Demand Registration the Registrable Securities of all Holders that requested to be so included. Each such request by such other Holders shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of disposition thereof and shall also state the firm intent of the Holder to offer Registrable Securities for sale. Notwithstanding the foregoing, the Company shall not be requested to effect a Demand Registration
(i) unless the Request has been made at least 90 days since the last Registration Statement (other than a shelf registration under Rule 415 of the Securities Act or a Registration Statement on Form S-8) was filed by the Company and (ii) with respect to shares of Common Stock issuable upon conversion of such Series B Preferred Stock that are held by the Purchaser at the time of such Demand Registration, unless the Purchaser provides the Company with a written statement of its firm intent to sell its Series B Preferred Stock within 90 days of such Demand Registration.

            (b) Effective Registration. A registration will not be deemed to have been effected as a Demand Registration unless the Registration Statement relating thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after the Registration Statement has become effective, the offering and/or sale of Registrable Securities pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court or other governmental or quasi-governmental agency prevents or otherwise limits the offer and/or sale of the Registrable Securities pursuant to the Registration

Statement, other than in each case primarily as a result of acts or omissions of the Holder or any agent thereof, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or (ii) the Registration Statement relating to a Demand Registration requested pursuant to this Section 2.1 does not remain effective for a period of at least 180 consecutive days beyond the effective date thereof or, with respect to an underwritten offering of Registrable Securities, until 45 days after the commencement of the distribution by the Holders of the Registrable Securities included in such Registration Statement, then the Company shall continue to be obligated to use its best efforts to effect such Registration pursuant to this Section 2.1. The Holders shall be permitted to withdraw all or any part of the Registrable Securities from a Registration Statement at any time prior to the effective date of such Demand Registration Statement.

            (c) Selection of Underwriter. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the managing Underwriter(s) thereof shall be selected by the Selling Holders and shall be reasonably acceptable to the Company unless the Company has theretofore sold shares of Common Stock in an underwritten offering, in which case the managing Underwriter(s) of a requested registration pursuant to this Section 2.1 shall be selected by the Company and shall be reasonably acceptable to the Selling Holders.

            (d) Deferral of Registration. Notwithstanding any other provision of this Section 2, the Company shall not be obligated to effect the filing of a Registration Statement pursuant to Section 2(a) hereof (i) during any period when there exists an effective Registration Statement covering the Registrable Securities, or (ii) for a period not to exceed 120 days, if the Company shall furnish to the Holders requesting a Registration Statement under Section 2(a) hereof a certificate, signed by the Company, stating that in the good faith judgment of the Board of Directors of the Company it would be detrimental to the best interests of the Company and its stockholders generally for such Registration Statement to be filed at that time and the reasons therefore; provided that in such event, the Holders initiating the request for registration will be entitled to withdraw such request and such request will not be deemed as having been made by the Holders for purposes of Section 2.1(a) of this Agreement.

            SECTION 2.2.Piggy-Back Registration. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective security holders (other than (x) a Registration Statement on Form S-4 or Form S-8 (or any substitute form that may be adopted by the Commission) or on any other form inappropriate for an underwritten public offering or related solely to securities to be issued in a merger, acquisition of the stock or assets of another entity or in a similar transaction, or (y) a Registration Statement pursuant to a Demand Registration in accordance with Section 2.1 hereof), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request

(which request shall specify the number of shares and the type of Registrable Securities intended to be disposed of by such Holder and shall also state the firm intent of the Holder to offer Registrable Securities for sale) (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective and such withdrawn Piggy-Back Registration shall not be counted for purposes of Section 2.1(a) of this Agreement.

            SECTION 2.3. Reduction of Offering.

            (a) Demand Registration. The Company may include in a Demand Registration pursuant to Section 2.1 hereof securities of the same class as the Registrable Securities for the account of the Company and any other Persons who hold securities of the same class as the Registrable Securities on the same terms and conditions as the Registrable Securities to be included therein; provided, however, that (i) if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.1 hereof have informed the Company in writing that it is their opinion that the total number of Registrable Securities, and securities of the same class as the Registrable Securities which Holders, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered for the account of the Company and for the account of all such other Persons (other than the Holders) participating in such registration shall be reduced or limited pro rata in proportion to the respective number of shares requested to be registered to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing Underwriter or Underwriters, and (ii) if the offering is not underwritten, no other Person, including the Company, shall be permitted to offer securities under any such Demand Registration unless the Selling Holders owning a majority-in-interest of Common Stock to be sold consent to the inclusion of such shares therein.

            (b) Piggy-Back Registration. (i) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 have informed, in writing, the Holders requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders and any other Persons holding securities of the same class as the Registrable Securities desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then, the Company will include in such registration (A) first, all the shares the Company offered for its own account, if any, (B) then, if additional shares may be included in such registration without materially and adversely affecting the success of such offering, the shares offered by the holders of securities as a result of their exercise of "demand" registration rights by such holders, if any, and (C) then, if additional shares may be included in such registration without materially and adversely affecting the success of such offering, the number of shares offered by the Holders and such other holders of securities of the same class as the Registrable Securities whose piggy-back registration rights may not be reduced without violating their contractual rights (provided such contractual rights were in existence prior to the date of this Agreement), on a pro rata basis in proportion to the relative number of Registrable Securities of the holders (including the Holders) participating in such registration.

                  (ii) If the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 notify the Holders requesting inclusion in such offering that the kind of securities that the Holders, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, (A) the Registrable Securities to be included in such offering shall be reduced as described in clause (i) above or (B) if such reduction would, in the judgment of the managing Underwriter or Underwriters, be insufficient to substantially eliminate the material adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be entirely excluded from such offering.

            (c) If, as a result of the proration provisions of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a Demand Registration or Piggy-Back Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration without prejudice and without having the Registration Statement treated as a Piggy-Back Registration for purposes of
Section 2.1(d).

            (d) Holdback Agreements. If any registration of Registrable Securities shall be in connection with an underwritten public offering, each Holder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering) during the five (5) days prior to, and during the one hundred eighty (180) day period beginning on, the effective date of such Registration Statement (except as part of such registration).

                                  ARTICLE 3.
                            REGISTRATION PROCEDURES


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
            SECTION 3.1. Filings; Information. Whenever the Company is required to effect or cause the registration of the offer and sale of Registrable Securities pursuant to Section 2.1 or 2.2 hereof, the Company will use its best efforts to effect the registration of the offer and the sale of such Registrable Securities in accordance with the intended method(s) of disposition thereof as quickly as practicable, and in connection with any such request:

            (a) The Company will prepare and file with the Commission a Registration Statement with respect to the offer and sale of such securities and use its best efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby; provided, however, the Company shall not be required to keep such Registration Statement effective for more than 180 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); provided, further, that with respect to a Demand Registration, the Company shall file with the Commission a Registration Statement as soon as is practicable after the date of the Request and in any event no later than 60 days after the date of the Request for the Demand Registration and shall cause such Registration Statement to be declared effective as soon as is practicable after the date of filing and in any event no later than 120 days after the date of such Request.

            (b) The Company will prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus.

            (c) The Company, at least fifteen (15) Business Days prior to filing a Registration Statement or at least ten (10) Business Days prior to filing a Prospectus or any amendment or supplement to such Registration Statement or Prospectus, will furnish to (i) each Selling Holder, (ii) not more than one counsel representing all Selling Holders ("Selling Holders Counsel"), to be selected by a majority-in-interest of such Selling Holders, and (iii) each Underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, together with exhibits thereto (whether or not incorporated by reference in such Registration Statement), which documents will be subject to review and approval by each of the foregoing within ten (10) Business Days after delivery (except that such review and approval of any Prospectus or any amendment or supplement to such Registration Statement or Prospectus must be within five (5) Business Days after delivery), and thereafter, furnish to such Selling Holders, Selling Holders' Counsel and Underwriters, if any, at the Company's expense, such number of conformed copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents or information as such Selling Holders, Selling Holders' Counsel or Underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto).

            (d) The Company will use its best efforts to prevent the entry of such stop order or to remove it at the earliest possible moment if entered.

            (e) On or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any Selling Holder, Selling Holders Counsel or Underwriter reasonably requests and do any and all other acts and things which may be necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Selling Holder; use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

            (f) The Company will notify each Selling Holder, Selling Holders' Counsel and any Underwriter and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (iv) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein untrue in a material respect or which requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and Prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the buyers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such amendment to be subject to the Holders' review under Section 3.1(c).

            (g) The Company will use its best efforts to make generally available an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-QSB, 10- KSB and 8-KSB under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

            (h) The Company will enter into customary agreements reasonably satisfactory to the Company (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

            (i) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will use all reasonable efforts to file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

            (j) The Company will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or quoted on any automated quotation system on which similar securities of the Company are then listed or quoted and enter into customary agreements, including a listing application in customary form; provided that the applicable listing requirements are satisfied, and to provide a transfer agent and register (to the extent that the Company utilizes the services of a transfer agent and register at such time) for such Registrable Securities covered by the Registration Statement no later than the effective date of such Registration Statement.

            (k) The Company will make available for inspection by any Holder of Registrable Securities covered by the Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant, or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as such

Inspector shall deem necessary or desirable in order to permit it to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act and cause the Company's officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such Registration Statement.

            (l) The Company will use its best efforts to obtain a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters.

            (m) The Company will, not later than the effective date of the Registration Statement, use its best efforts to provide a CUSIP number for all Registrable Securities, and provide the applicable transfer agents with printed certificates for the Registrable Securities, which are in a term eligible for deposit with The Depository Trust Company.

            The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the National Association of Securities Dealers, Inc.

            Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.1(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(f) hereof to the date when the Company shall make available to the Selling Holders covered by such Registration Statement a Prospectus supplemented or amended to conform with the requirements of Section 3.1(f) hereof.

            SECTION 3.2. Registration Expenses. The Company shall pay all expenses incident to the Company's performance of or compliance with this Agreement including, without limitation: (i) all registration and filing fees,
(ii) the fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing or quotation, as appropriate, of the Registrable Securities, (vi) the fees and disbursements of counsel for the Company and the fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audit or cold comfort letters) and (vii) the fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any of the expenses incurred by Selling Holders which are not payable by the Company, such costs to be borne by the Selling Holder or Selling Holders.


                                   ARTICLE 4.
                        INDEMNIFICATION AND CONTRIBUTION

            SECTION 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its general partners, limited partners, managers, officers, directors, employees, advisors and agents, and each Person, if any, who controls, is controlled by or is under common control with such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the general partners, limited partners, managers, officers, directors, employees, advisors and agents of such controlling Person (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, attorneys' fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the "Damages") and any action in respect thereof to which such Selling Holder, its general partners, managing partners, managers, officers, directors, employees, advisors and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act state blue sky laws, common law or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any preliminary or summary Prospectus, (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by a Selling Holder expressly for use therein, or (z) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse each Selling Holder, its partners, officers, directors, employees, advisors and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its partners, officers, directors, employees, advisors and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to any Selling Holder or other indemnitee to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary Prospectus if (i) such Selling Holder failed to send or deliver a copy of the final Prospectus with or prior to the delivery of written confirmation of the sale by such Selling Holder to the Person asserting the claim from which such Damages arise in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Securities Act, and
(ii) the final Prospectus would have corrected such untrue statement or such omission, where such failure to deliver the Prospectus was not a result of non-compliance by the Company under Section 3.1(f) of this Agreement. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1. This indemnity will survive the transfer of the Registrable Securities by the Holder thereof.

            SECTION 4.2. Indemnification by Selling Holders. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, employees, advisors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees, advisors and agents of such Controlling Person, to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder, or its plan of distribution, furnished in writing by such Selling Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus; provided, however, that such Selling Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment or supplement thereto, such Selling Holder has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of any Selling Holder be greater in amount than the dollar amount of the proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. In case any action or proceeding shall be brought against the Company or its officers, directors, employees, advisors or agents or any such Controlling Person or its officers, directors, employees or agents, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors, employees or agents, or such Controlling Person, or its officers, directors, employees, advisors or agents, shall have the rights and duties given to such Selling Holder, by the preceding paragraph. This indemnity will survive the transfer of the Registrable Securities by the Holder thereof.

            SECTION 4.3. Conduct of Indemnification Proceedings. Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to
Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2 except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) in the opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, and such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

            SECTION 4.4. Contribution. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Holders on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Selling Holders on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holders of Registrable Securities on the other hand with respect to an offering thereof shall be deemed to be in the same proportion that the total purchase price paid to the Company in respect of the Registrable Securities bears to the amount by which the total net proceeds from the offering of the Registrable Securities (before deducting expenses) received by the holders thereof with respect to such offering exceeds the purchase price paid to the Company in respect of such Registrable Securities. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4.4, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.4 is several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.


                                  ARTICLE 5.
                                 MISCELLANEOUS

            SECTION 5.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person
(a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

            SECTION 5.2. Rule 144 and 144A; Regulation S. The Company covenants that it will use all reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, (b) Regulation S under the Securities Act, or (c) any other applicable exemption from the registration requirements of the Securities Act adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

            SECTION 5.3. Amendment and Modification. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by the holders of at least a majority of the Registrable Securities (calculated on an as converted basis). No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

            SECTION 5.4. Successors and Assigns; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each subsequent Holder and their respective successors and assigns and executors, administrators and heirs. Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Holders.

            SECTION 5.5. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them, including the Letter of Intent dated January 11, 1999.

            SECTION 5.6. Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

            SECTION 5.7. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by telecopy, on the Business Day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

            If to the Company to:

                  15 Link Drive
                  Binghamton, New York 13904
                  Attention: Chief Executive Officer
                  Telecopier No.: (607) 722-5045

                  with a copy to:

                  Swidler Berlin Shereff Friedman, LLP
                  919 Third Avenue
                  20th Floor
                  New York, New York 10022
                  Attention: Richard A. Goldberg, Esq.
                  Telecopier No.: (212) 758-9526

            If to the Purchaser to:

                  Charlottenstrasse 16
                  D-10117 Berlin
                  Germany
                  Attention: Oliver Bormann
                  Telecopier no.: 011 49 30 20 305 555

                  with a copy to:

                  Linklaters & Paines
                  1345 Avenue of the Americas
                  19th Floor
                  New York, New York 10105
                  Attention: Lawrence A. Vranka, Jr., Esq.
                  Telecopier no.: (212) 424-9100

      SECTION 5.8. Governing Law; Forum; Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any choice-of-law principles thereof.


      SECTION 5.9. Consent to Jurisdiction, Waiver of Immunities. The Company and the Holders hereby irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York or United States federal court sitting in the Borough of Manhattan, The City of

New York, and any appellate court therefrom, in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such court. The Company and the Holders irrevocably waive, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding.

      SECTION 5.10. Recapitalization, etc. In the event that any securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, stock split, sale of assets, distribution to stockholders or combination of the shares of Registrable Securities or any other change in the Company's capital structure, appropriate adjustments shall be made in the percentages specified herein so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

      SECTION 5.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

      SECTION 5.12. Severability. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

      SECTION 5.13. No Prejudice. The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

      SECTION 5.14. Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                 SEMICONDUCTOR LASER
                                 INTERNATIONAL CORPORATION,
                                 a Delaware corporation


                                 By: /s/ Geoffrey T. Burnham
                                     ----------------------------------
                                     Name: Geoffrey T. Burnham
                                     Title: President & Chief Executive Officer


                                 bmp MOBILITY AG VENTURE CAPITAL,
                                 a German stock corporation


                                 By: /s/ Oliver Borrmann
                                     ----------------------------------
                                     Name: Oliver Borrmann
                                     Title: CEO